Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-143576 on Form S-3 of our report dated March 30, 2007, relating to the consolidated financial statements and financial statement schedule of Encorium Group, Inc., appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 28, 2007